UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Eleventh Amendment to Loan and Security Agreement

On December 31, 2021, Regulus Therapeutics Inc. (the “Company”) entered into an eleventh amendment to its Loan and Security Agreement (the “Eleventh Amendment”) with Oxford Finance LLC, as the collateral agent and a lender (the “Lender”), dated June 17, 2016, as amended, pursuant to which the Lender lent the Company $20.0 million in a term loan (“Term Loan”).

Under the terms of the Eleventh Amendment, the Company’s required monthly payments to the Lender are to be comprised of interest only through and including (i) December 1, 2022, if the 2022 Equity Event (as defined below) does not occur or (ii) December 1, 2023 if the 2022 Equity Event occurs. The “2022 Equity Event” means the receipt by the Company, during the calendar year 2022, of unrestricted net cash proceeds of at least $20.0 million from the sale and issuance of its equity securities. In addition, the maturity date for the Term Loan was extended to May 1, 2024.

If the 2022 Equity Event does not occur, then commencing on January 1, 2023 and continuing on each successive payment date thereafter through and including the maturity date of May 1, 2024, the Company will be required to make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to the Lender.

If the 2022 Equity Event does occur, then commencing on January 1, 2024 and continuing on each successive payment date thereafter through and including the maturity date of May 1, 2024, the Company will be required to make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to the Lender.

The Eleventh Amendment also provides that the Company is required to maintain cash in a collateral account controlled by the Lender of $5.0 million. As consideration for the Lender’s entry into the Eleventh Amendment, the Company made a payment of $291,000 to the Lender.

The foregoing summary is qualified in its entirety by the full text of the Eleventh Amendment, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Eleventh Amendment to Loan and Security Agreement, dated December 31, 2021, by and between the Company and Oxford Finance LLC.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: January 5, 2022	By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer